Exhibit 99.1

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Statement of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2004	2003	2004	2003
Revenues [1]	$3,779,505	$3,334,197	$7,407,320	$6,558,178
Cost of revenues [1]	3,555,983	3,116,962	6,962,011	6,131,330

Gross profit	223,522	217,235	445,309	426,848
Selling, general and administrative	96,723	106,955	191,967	208,741

Operating income	126,799	110,280	253,342	218,107

Other (expense) income:
Undistributed loss from joint venture	(1,460)	(1,545)	(2,800)	(3,084)
Interest income	801	721	1,625	1,589
Interest expense	(20,160)	(14,040)	(32,870)	(24,742)

	(20,819)	(14,864)	(34,045)	(26,237)

Income before income taxes	105,980	95,416	219,297	191,870
Provision for income taxes	40,560	36,410	83,914	73,215

Income before cumulative effect of accounting change	65,420	59,006	135,383	118,655
Cumulative effect of accounting change, net of tax	--	--	--	(1,028)

Net income	$65,420	$59,006	$135,383	$117,627

Basic earnings per share:
Before cumulative effect of accounting change	$0.85	$0.75	$1.75	$1.52
Cumulative effect of accounting change	--	--	--	(0.01)

Net income	$0.85	$0.75	$1.75	$1.51

Weighted average number of common shares
Outstanding during the period - Basic EPS	77,254	78,366	77,293	77,959

Diluted earnings per share:
Before cumulative effect of accounting change	$0.83	$0.74	$1.72	$1.49
Cumulative effect of accounting change	--	--	--	(0.01)

Net income	$0.83	$0.74	$1.72	$1.48

Weighted average number of common shares
Outstanding during the period - Diluted EPS	78,552	80,021	78,529	79,366

1 Excludes estimated retail pharmacy co-payments of $1,387,488 and $1,338,804 for the three months ended June 30, 2004 and 2003, respectively, and $2,784,599 and $2,669,558 for the six months ended June 30, 2004 and 2003, respectively. These are amounts we instructed retail pharmacies to collect from members. We have no information regarding actual co-payments collected.

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Balance Sheet

(in thousands, except share data)	June 30, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$117,713	$396,040
Receivables, net	1,082,532	1,011,154
Inventories	137,208	116,375
Deferred taxes	16,024	15,346
Prepaid expenses and other current assets	27,948	21,220

Total current assets	1,381,425	1,560,135
Property and equipment, net	174,666	177,312
Goodwill, net	1,705,649	1,421,493
Other intangible assets, net	251,073	232,059
Other assets	31,842	18,175

Total assets	$3,544,655	$3,409,174

Liabilities and Stockholders' Equity
Current liabilities:
Claims and rebates payable	$1,169,021	$1,178,321
Accounts payable	285,697	232,290
Accrued expenses	195,250	215,797
Current maturities of long-term debt	22,000	--

Total current liabilities	1,671,968	1,626,408
Long-term debt	397,650	455,018
Other liabilities	156,677	133,755

Total liabilities	2,226,295	2,215,181

Stockholders' equity:
Preferred stock, $0.01 par value per share, 5,000,000 shares authorized,
and no shares issued and outstanding	--	--
Common Stock, $0.01 par value per share, 275,000,000 and 181,000,000 shares authorized, respectively, and 79,782,000 and 79,795,000 shares
issued and outstanding, respectively	797	798
Additional paid-in capital	479,874	484,663
Unearned compensation under employee compensation plans	(22,427)	(23,302)
Accumulated other comprehensive income	3,585	3,638
Retained earnings	999,933	864,550

	1,461,762	1,330,347
Common Stock in treasury at cost, 2,194,000 and 2,223,000
shares, respectively	(143,402)	(136,354)

Total stockholders' equity	1,318,360	1,193,993

Total liabilities and stockholders' equity	$3,544,655	$3,409,174

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Statement of Cash Flows

	Six Months Ended June 30,
(in thousands)	2004	2003
Cash flows from operating activities:
Net income	$135,383	$117,627
Adjustments to reconcile net income to net cash
provided by operating activities, excluding
the effect of the acquisition:
Depreciation and amortization	32,825	26,394
Non-cash adjustments to net income	4,512	48,546
Net changes in operating assets and liabilities	(58,409)	(71,969)

Net cash provided by operating activities	153,311	120,598

Cash flows from investing activities:
Purchases of property and equipment	(17,354)	(21,562)
Acquisition, net of cash acquired, and investment in joint venture	(331,058)	2,924
Loan to Pharmacy Care Alliance	(11,300)	--
Other	96	10

Net cash used in investing activities	(359,616)	(18,628)

Cash flows from financing activities:
Proceeds from long-term debt, net	675,000	--
Repayment of long-term debt, net	(734,955)	(110,430)
Proceeds from revolving credit line, net	25,000	25,000
Treasury stock acquired	(52,146)	(45,228)
Deferred financing fees	(6,032)	--
Net proceeds from employee stock plans	21,515	30,422

Net cash used in financing activities	(71,618)	(100,236)

Effect of foreign currency translation adjustment	(404)	2,174

Net (decrease) increase in cash and cash equivalents	(278,327)	3,908
Cash and cash equivalents at beginning of period	396,040	190,654

Cash and cash equivalents at end of period	$117,713	$194,562